Exhibit 99.1
                             JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated:  February 16, 2010

Neuberger Berman Group LLC


By: /s/ Kevin Handwerker
   -----------------------------------------
Name:   Kevin Handwerker
Title:  General Counsel

NB Alternatives Advisers LLC


By: /s/ Kevin Handwerker
   -----------------------------------------
Name:   Kevin Handwerker
Title:  General Counsel

NB Co-Investment Partners LP


By: /s/ Sean Ward
   -----------------------------------------
Name:   Sean Ward
Title:  Vice President

NB Co-Investment Associates LP


By: /s/ Sean Ward
   -----------------------------------------
Name:   Sean Ward
Title:  Vice President